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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES
                              --------------------


          SUBSIDIARY                              STATE OF INCORPORATION
--------------------------------                  ----------------------

Pulaski Grading, Inc.                                   Kentucky
Carolina Grading, Inc.                                  South Carolina
S & S Grading, Inc.                                     West Virginia
Allied Waste Services, Inc.                             Delaware
Olney Sanitary System, Inc.                             Illinois
Eastern Waste of New York, Inc.                         Delaware
Bayside of Marion, Inc.                                 Florida
Super Kwik, Inc.                                        Pennsylvania
Donno Company, Inc.                                     New York
R & A Bender, Inc.                                      Pennsylvania
Eastern Waste of L.I., Inc.                             Delaware
Eastern Container Corporation                           Delaware
Apex Waste Services, Inc.                               Pennsylvania
Eastern Environmental Services of
  Indiana, Inc.                                         Delaware
Eastern Environmental Services of
  Florida, Inc.                                         Florida
Waste Services of South Florida, Inc.                   Florida
Residential Services,  Inc.                             New York
Suffolk Waste Systems, Inc.                             New York
N.R.T. Realty Corp.                                     New York